UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2014

Crumbs Bake Shop, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35220	27-1215274
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

110 West 40th Street, Suite 2100, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 221-7105

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Effective as of the opening of business on July 1, 2014, The NASDAQ Stock Market (“Nasdaq”) suspended the common stock of Crumbs Bake Shop, Inc. (the “Company”) from The Nasdaq Capital Market. In connection with such suspension, Nasdaq notified the Company that it will file a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist the common stock, which will be effective 10 days after such form is filed. When it occurs, the delisting will constitute an “Event of Default” under that certain Senior Secured Loan and Security Agreement, dated as of January 20, 2014 (the “Secured Loan Agreement”), among the Company, Crumbs Holdings LLC (“Holdings” and, together with the Company, “Crumbs”) and Fischer Enterprises, L.L.C. (“Fischer”) and the senior secured convertible Tranche Notes issued by Crumbs pursuant thereto.

In addition, the suspension, if it continues through July 6, 2014, will constitute an “Event of Default” under the Company’s senior unsecured promissory notes that were issued pursuant to that certain Securities Purchase Agreement, dated as of April 29, 2013, as amended by a First Amendment to Securities Purchase Agreement, dated as of May 9, 2013, between the Company and Michael Serruya (the “Unsecured Notes”). An Event of Default under the Unsecured Notes will also constitute an Event of Default under the Secured Loan Agreement. Because the Company believes that the Nasdaq suspension will not be terminated prior to July 6, 2014, the Company believes that Events of Default will exist as of such date under both the Secured Loan Agreement and the Unsecured Notes.

As of June 30, 2014, the aggregate amounts outstanding under the Tranche Notes and the Unsecured Notes were $9,300,000 and $5,098,115, respectively.

Effective upon an Event of Default, interest on the outstanding balances due under the Tranche Notes and the Unsecured Notes will accrue at the rate of 18.0% per annum until such time as the Company cures the Events of Default. The stated rates of interest under the Tranche Notes and the Unsecured Notes are 7.0% per annum and 6.5% per annum, respectively. These interest rate increases will significantly increase the amounts that the Company is required to pay under the Tranche Notes and the Unsecured Notes. Under the terms of the Unsecured Notes, the Nasdaq suspension precludes the Company from paying interest due thereunder in shares of its common stock; such interest must now be paid in cash. The Secured Loan Agreement provides that interest which accrues under the Tranche Notes is to be added to the amounts outstanding thereunder unless Crumbs elects to pay such interest in cash.

Following an Event of Default under the Secured Loan Agreement and/or the Unsecured Notes, the holders of the Tranche Note and/or the Unsecured Notes may, at their option and without any further notice to Crumbs, accelerate the payment obligations thereunder and require Crumbs or the Company, as applicable, to redeem such notes in cash, and may otherwise exercise those rights available to secured creditors, in the case of the Tranche Notes, and unsecured creditors, in the case of the Unsecured Notes. The Tranche Notes are secured by all of Crumbs’ assets, and Crumbs’ payment obligations are guaranteed by Holdings’ subsidiaries pursuant to a Guaranty and Security Agreement, dated as of January 20, 2014, in favor of Fischer. The Unsecured Notes are not secured by the Company’s assets, but the Company’s payment obligations thereunder are guaranteed by Holdings and its subsidiaries pursuant to a Guaranty, dated as of May 10, 2013, in favor of the holders of the Unsecured Notes.

The terms of the Secured Loan Agreement and the Tranche Notes were discussed in Item 1.01 of the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 24, 2014 and April 2, 2014. The terms of the Unsecured Notes were discussed in Item 1.01 of the Company’s Current Reports on Form 8-K filed with the SEC on April 30, 2013, May 13, 2013 and June 12, 2013.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 2, 2014, Nasdaq provided the Company with a copy of a press release that Nasdaq intends to file which states that Nasdaq will also delist the Company’s publicly-traded units and warrants from The Nasdaq Capital Market. Nasdaq’s communication did not state a specific reason for the delisting of the units and warrants other than that the delisting would occur in connection with its suspension and delisting of the Company’s common stock from The Nasdaq Capital Market. The suspension of the common stock from The Nasdaq Capital Market was discussed in the Company’s Current Report on Form 8-K that was filed with the SEC on June 26, 2014.

Item 4.01.	Change in Registrant’s Certifying Accountant.

On June 30, 2014, Rothstein-Kass, P.A., d/b/a Rothstein Kass & Company, P.C. (“Rothstein”), resigned as the Company’s independent registered public accounting firm as a result of the purchase of certain assets of Rothstein and certain of its affiliates by KPMG LLP (“KPMG”).

Rothstein’s audit reports regarding the Company’s consolidated financial statements for the years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the year ended December 31, 2013 included an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern on account of the fact that the Company had incurred negative cash flow from operations and significant operating losses for the years ended December 31, 2013 and 2012.

During the years ended December 31, 2013 and 2012, and during the interim period from the end of the most recently completed fiscal year through June 30, 2014, the date of resignation, there were no disagreements with Rothstein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Rothstein would have caused it to make reference to such disagreement in its reports.

During the years ended December 31, 2013 and 2012, and during the interim period from the end of the most recently completed fiscal year through June 30, 2014, the date of resignation, there were no reportable events of the types described in Item 304(a)(1)(v)(A)-(D) of Regulation S-K, except that (i) on February 12, 2013, the Audit Committee of the Company’s Board of Directors concluded, after consulting with management and Rothstein, that the Company’s consolidated financial statements for the year ended December 31, 2011 that were included in the Company’s Annual Report on Form 10-K for the year then ended and the consolidated financial statements for each of the quarters ended September 30, 2012, June 30, 2012, March 31, 2012, September 30, 2011 and June 30, 2011 that were included in the Company’s Quarterly Reports on Form 10-Q for those quarters should no longer be relied upon because of an error in the foregoing financial statements relating to the Company’s accounting for its outstanding common stock purchase warrants, and (ii) because of the foregoing error, management concluded, after consulting with Rothstein, that (a) the Company’s internal control over financial reporting was not effective as of December 31, 2012 and (b) the Company’s disclosure controls and procedures were not effective at the reasonable assurance level as of December 31, 2012, September 30, 2012, June 30, 2012, March 31, 2012 and December 31, 2011. The Company has authorized Rothstein to respond fully to the inquiries of a successor accountant for the Company concerning the subject matter of each of the foregoing exceptions.

The Company provided Rothstein with a copy of this report prior to the date it was filed with the Securities and Exchange Commission (the “SEC”) and requested that Rothstein furnish the Company with a letter addressed to the SEC stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree. A copy of Rothstein’s letter, dated July 3, 2014, is filed as Exhibit 16.1 to this report.

Item 8.01.	Other Events.

As a result of the suspension of the Company’s common stock from The Nasdaq Capital Market on July 1, 2014, the common stock is now quoted on the OTC Pink marketplace operated by OTC Markets Group, a centralized electronic quotation service for over-the-counter securities. The trading symbol for the common stock remains “CRMB”. Quotation information regarding the Company’s publicly-traded units and warrants, which the Company believes will also be transferred to the OTC Pink marketplace, may also be found under the trading symbols “CRMBU” and “CRMBW”, respectively. For quotations or additional information on OTC Markets and the OTC Pink marketplace, you may visit www.otcmarkets.com. The information contained or included in the foregoing website is not incorporated herein by reference and does not form a part of this report.

Item 9.01.	Financial Statements and Exhibits.

The exhibits that are filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUMBS BAKE SHOP, INC.

Dated: July 3, 2014	By:	/s/ John D. Ireland
John D. Ireland
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Rothstein-Kass dated July 3, 2014 (filed herewith)